Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-82592, 333-20387 and 333-45643 on Form S-8 of our report dated February 6, 2002, appearing in this Annual Report on Form 10-K of Metro One Telecommunications, Inc. for the year ended December 31, 2001.

DELOITTE & TOUCHE LLP

Portland, Oregon

March 29, 2002